Contact:	Ray Harlin Chief Financial Officer 423-510-3323

U.S. XPRESS ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS
39% Revenue Growth and Significant Earnings Improvement

CHATTANOOGA, Tenn. (July 20, 2006) - U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) announced operating revenue and earnings for the second quarter and six months ended June 30, 2006.

Financial Highlights
Revenue for the second quarter of 2006 increased 39.2% to $389.5 million compared with $279.9 million in the second quarter of 2005. Net income for the second quarter increased to $5.7 million, or $0.37 per diluted share, compared with net income of $482,000, or $0.03 per diluted share in the prior year period. The 2005 second quarter results include a one-time pre-tax charge of $2.8 million related to the sale and exit of its airport-to-airport business. Before the one-time charge, the Company reported net income of $1.9 million, or $0.12 per diluted share, in the prior-year period.

For the six months ended June 30, 2006, revenue increased 25.5% to $689.2 million from $549.0 million in the prior-year period. For the first six months of 2006, the Company reported net income of $6.5 million, or $0.42 per diluted share, compared with a net loss (after the one-time charge) of $1.6 million, or $0.10 per diluted share, for the prior-year period. Before the charge, the Company reported a net loss of $196,000, or $0.01 per diluted share, for the first six months of 2005.

On February 28, 2006, the Company acquired additional equity in both Arnold Transportation and Total Transportation, increasing its ownership interest in each to 80% from 49%. Accordingly, the financial results from February 28, 2006 of Arnold and Total are included in the Company’s consolidated financial statements. Consolidated revenue, excluding fuel surcharge, and operating income for the second quarter of 2006 includes $78.3 million of revenue and $4.8 million in operating income of Arnold and Total. The six months ended June 30, 2006, includes $107.4 million of revenue and $6.6 million in operating income of Arnold and Total.

Truckload Operations
During the second quarter, truckload revenue, excluding the effect of fuel surcharges, increased 38.4% to $307.9 million from $222.4 million a year ago. The increase in truckload revenue was driven by contributions from Arnold and Total and a 3.2% increase in the revenue of the U.S. Xpress truckload operations to $229.6 million. Truckload operating income for the quarter increased by 93.3% to $13.8 million from $7.1 million in the prior-year quarter due to the consolidation of Arnold and Total, which contributed $4.8 million in operating income, and a 25.6% increase in operating income to $9.0 million for the U.S. Xpress truckload operations. The improvement in operating income of the U.S. Xpress truckload operations reflects improved yields driven by a 3.7% increase in revenue per revenue mile and a lower percentage of empty miles.

Co-Chairman, Patrick Quinn, stated, "We are pleased with the improvements realized in our U.S. Xpress truckload operations during the second quarter. The results demonstrate the progress we are making in improving the performance of our over-the-road and regional solo fleets as well as the benefits of a continued focus on growing our dedicated, expedited truck and rail services. The results of Arnold and Total, which were in line with our expectations, also contributed to the strong earnings growth in the quarter."

Xpress Global Systems
Revenue of Xpress Global Systems declined to $25.6 million in the quarter compared with $37.8 million in the comparable 2005 quarter due primarily to the sale and exit from the airport-to-airport business in the second quarter of 2005. Xpress Global Systems’ operating income for the second quarter was $1.7 million compared with a $5.6 million operating loss in the prior-year quarter, which includes a $2.8 million one-time charge for the loss on the sale of the airport-to-airport business.

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XPRSA Reports Second Quarter Results Page 2 July 20, 2006

Mr. Quinn added, "The management team at Xpress Global Systems did an excellent job of executing its business plan during what is seasonally a strong quarter for its floor covering business. The improvements in customer on time service and the yield management programs we implemented over the last year continue to pay off for us, and we have exhibited much better cost control.

"Looking forward, for the remainder of the year we are expecting a solid freight demand environment, along with constrained capacity growth in the truckload market due to a very tight driver market. Assuming these factors and given the turnaround of Xpress Global, the success of Arnold and Total, and the improving trends in our U.S. Xpress truckload operations, we continue to be optimistic about the remainder of the year."

U.S. Xpress Enterprises will host a conference call to discuss second quarter results on July 21, 2006, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (913) 981-5571. A replay of the conference call will be available through July 28, 2006, by dialing (719) 457-0820 and entering the confirmation number, 4324249.

The live broadcast of U.S. Xpress Enterprises' quarterly conference call will be available online at the Company's website, www.usxpress.com, as well as http://www.videonewswire.com/event.asp?id=34455 on July 21, 2006, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through August 21, 2006.

         U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue.  The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States.  The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floor covering industry.  The Company participates in logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company.  Additionally, U.S. Xpress has an 80% ownership interest in Arnold Transportation Services, Inc., which provides regional, dedicated, and medium length-of-haul services with a fleet of approximately 1,500 trucks, and Total Transportation of Mississippi and affiliated companies, a truckload carrier that provides medium length of haul and dedicated dry-van service with a fleet of approximately 500 trucks primarily in the Eastern United States. Please visit the Company's website at www.usxpress.com.

This press release contains certain statements that may be considered "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance. In this press release, these statements include, without limitation, statements relating to anticipated freight demand, competition for drivers, tractor capacity, and the performance of truckload operations, Arnold and Total, and Xpress Global Systems. The following factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements: the risk that we will be unable to obtain the level of rate increases and improvement in freight mix that we expect regardless of increased freight volumes; the risk that our perception of industry fundamentals is incorrect and an improvement in freight volumes and pricing does not occur; the risk that the actions we have taken to increase margins and reduce costs in our Xpress Global segment will not be effective; further increases in the compensation of or difficulty in attracting and retaining qualified drivers and independent contractors; further fluctuations in the price or availability of diesel fuel or in surcharge collection; recessionary economic cycles and downturns in customers' business cycles; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; strikes, work slow downs, or work stoppages at our facilities or at customers, ports, or other shipping related facilities; increases in interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to execute our business strategy; our ability to grow our revenue at historical rates; the loss of one of our senior officers; our ability to finance revenue equipment purchases and other capital requirements, and to do so on acceptable terms; the risk that our substantial indebtedness and operating lease obligations could adversely impact our ability to respond to changes in our industry or business, or that we could be unable to comply with the restrictive and financial covenants contained therein; the risk that railroad service instability could increase our costs and reduce our ability to offer expedited intermodal rail service; the risk of adverse results at Arnold Transportation or Total Transportation of Mississippi that are included in our results; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the number of shares repurchased, if any; and the effects of repurchasing the shares on debt, equity, and liquidity; Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Operating Revenue:
Revenue, before fuel surcharge	$331,976	$252,476	$594,441	$500,983
Fuel surcharge	57,486	27,408	94,730	48,045
Total operating revenue	$389,462	$279,884	$689,171	$549,028

Operating Expenses:
Salaries, wages and benefits	127,141	99,865	229,995	195,172
Fuel and fuel taxes	89,196	53,741	155,533	101,110
Vehicle rents	19,333	17,012	37,731	34,468
Depreciation and amortization, net of gain on sale	15,794	11,193	27,668	22,529
Purchased transportation	61,671	46,417	108,269	98,089
Operating expense and supplies	24,866	18,991	44,101	38,524
Insurance premiums and claims	16,285	10,991	29,553	21,573
Operating taxes and licenses	4,328	3,470	7,991	6,734
Communications and utilities	3,606	2,606	6,478	5,603
General and other operating	11,712	11,285	21,564	22,868
Loss on sale and exit of business	-	2,787	-	2,787
Total operating expenses	373,932	278,358	668,883	549,457

Income (Loss) from Operations	15,530	1,526	20,288	(429)

Interest Expense, net	4,690	1,758	7,789	3,785
Early extinguishment of debt	-	-	-	201
Equity in (income) loss of affiliated companies	341	(935)	539	(1,251)
Minority Interest	365	-	523	-
	5,396	823	8,851	2,735

Income (Loss) Before Income Taxes	10,134	703	11,437	(3,164)

Income Tax Provision (Benefit)	4,410	221	4,978	(1,519)

Net Income (Loss)	$5,724	$482	$6,459	$(1,645)

Earnings (Loss) Per Share - basic	$0.37	$0.03	$0.42	$(0.10)
Weighted average shares - basic	15,321	16,196	15,323	16,223
Earnings (Loss) Per Share - diluted	$0.37	$0.03	$0.42	$(0.10)
Weighted average shares - diluted	15,614	16,250	15,559	16,223

U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data - Net of Fuel Surcharge Revenue)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating Revenue	100%	100%	100%	100%

Operating Expenses:
Salaries, wages and benefits	38.3	39.6	38.7	39.0
Fuel and fuel taxes	9.5	10.4	10.2	10.6
Vehicle rents	5.8	6.7	6.4	6.9
Depreciation and amortization, net of gain on sale	4.8	4.4	4.7	4.5
Purchased transportation	18.6	18.4	18.2	19.6
Operating expense and supplies	7.5	7.5	7.4	7.7
Insurance premiums and claims	4.9	4.4	5.0	4.3
Operating taxes and licenses	1.3	1.4	1.3	1.3
Communications and utilities	1.1	1.0	1.1	1.1
General and other operating	3.5	4.5	3.6	4.6
Loss on sale and exit of business	0.0	1.1	0.0	0.5
Total operating expenses	95.3	99.4	96.6	100.1

Income (Loss) from Operations	4.7	0.6	3.4	(0.1)

Interest Expense, net	1.4	0.7	1.3	0.7
Early extinguishment of debt	0.0	0.0	0.0	0.0
Equity in (income) loss of affiliated companies	0.1	(0.4)	0.1	(0.2)
Minority Interest	0.1	0.0	0.1	0.0
	1.6	0.3	1.5	0.5

Income (Loss) Before Income Taxes	3.1	0.3	1.9	(0.6)

Income Tax Provision (Benefit)	1.3	0.1	0.8	(0.3)

Net Income (Loss)	1.8%	0.2%	1.1%	(0.3)%

U.S. XPRESS ENTERPRISES, INC.
KEY OPERATING FACTORS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2006	2005	Change	2006	2005	Change
OPERATING RATIO (1)	95.3%	99.4%	-4.1%	96.6%	100.1%	-3.5%

OPERATING REVENUE:
Truckload, net of fuel surcharge (2)	$307,913	$222,428	38.4%	$549,220	$437,549	25.5%
Fuel Surcharge	57,486	27,408	109.7%	94,730	48,045	97.2%
Xpress Global Systems	25,607	37,829	-32.3%	48,040	78,858	-39.1%
Inter-company	(1,544)	(7,781)	-80.2%	(2,819)	(15,424)	-81.7%
Total Operating Revenue	$389,462	$279,884	39.2%	$689,171	$549,028	25.5%

OPERATING INCOME (LOSS):
Truckload (2)	$13,836	$7,158	93.3%	$18,225	$8,660	110.5%
Xpress Global Systems (3)	1,694	(5,632)	n/a	2,063	(9,089)	n/a
Total Operating Income	$15,530	$1,526	n/a	$20,288	$(429)	n/a

TRUCKLOAD STATISTICS: (2)
Revenue Per Mile (4)	$1.616	$1.516	6.6%	$1.585	$1.500	5.7%

Revenue Per Total Mile (4)	$1.422	$1.345	5.7%	$1.395	$1.336	4.4%

Tractors (at end of period)-
Company Owned	6,016	4,523	33.0%	6,016	4,523	33.0%
Owner Operators	914	519	76.1%	914	519	76.1%
Total Tractors (at end of period)	6,930	5,042	37.4%	6,930	5,042	37.4%

Average Number of Tractors in Fleet During Period	6,943	4,966	39.8%	6,296	4,976	26.5%

Average Revenue Miles Per Tractor Per Period (4)(5)	24,624	25,619	-3.9%	48,796	50,136	-2.7%

Average Revenue Per Tractor Per Period (4)(5)	$40,577	$39,781	2.0%	$79,154	$77,402	2.3%

Total Revenue Miles (6)	188,824	144,757	30.4%	342,734	287,566	19.2%

Total Miles (6)	214,563	163,085	31.6%	389,307	322,938	20.6%

Average Length of Haul	584	650	-10.2%	601	675	-11.0%

Empty Mile Percentage	12.00%	11.24%	6.8%	11.96%	10.95%	9.2%

	June 30, 2006			December 31, 2005
BALANCE SHEET DATA:
Total Assets		$820,697			$607,384
Total Equity		238,480			232,412
Long-term Debt, including Current Maturities and Securitization		317,698			177,155

(1) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharges, as a percentage of revenue, before fuel surcharge.

(2)  Data for truckload includes data for all truckload operations, including the following from their dates of consolidation: Arnold Transportation, Inc. and Total Transportation of Mississippi, Inc. in March 2006.

(3) Includes the one-time pre-tax charge of $2.8 million related to the sale and exit of the airport-to-airport business.

(4) Net of fuel surcharge revenues.

(5) Excludes revenue and miles from expedited intermodal rail services.

(6) Includes miles of expedited intermodal rail services

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